EXHIBIT 99.1

PHILLIPS-VAN HEUSEN CORPORATION

200 MADISON AVENUE

NEW YORK, N.Y. 10016

FOR IMMEDIATE RELEASE:

June 10, 2004

Contact: Emanuel Chirico

Executive Vice President & Chief Financial Officer

(212) 381-3503

www.pvh.com

PHILLIPS-VAN HEUSEN CORPORATION

REAFFIRMS EARNINGS GUIDANCE

Phillips-Van Heusen Corporation (NYSE: PVH) is announcing during its presentations by Company management today at the Goldman Sachs 4th Annual Small-Cap Retail Conference and the Piper Jaffray Equity Conference that it is reaffirming the Company's May 19, 2004 earnings guidance for the full fiscal 2004 year. These presentations can be accessed by logging onto www.pvh.com and going to the "News Release" page under the "Investor Info" tab.

For the year, the Company continues to be estimating that earnings per share will be in the range of $1.13 to $1.18, excluding restructuring and other items. The Company continues to be estimating that GAAP earnings per share for the year will be in the range of $0.53 to $0.58 including such expenses. The following table reconciles the Company's earnings per share estimates from those computed under GAAP to the non-GAAP earnings per share measure disclosed:

Earnings per share range computed under GAAP....$0.53 - $0.58

Effect on earnings per share range from the

elimination of restructuring and other items,

including costs associated with closing underperforming

retail outlet stores, exiting the wholesale

footwear business and early debt

extinguishment........................$0.60

Earnings per share range, excluding

such costs........................$1.13 - $1.18

Phillips-Van Heusen Corporation is one of the world's largest apparel companies. It owns and markets the Calvin Klein brand worldwide. It is the world's largest shirt company and markets a variety of goods under its own brands, includes Calvin Klein®, cK Calvin Klein®, Van Heusen®, Izod®, Bass®, Geoffrey Beene®, Arrow®, DKNY®, Kenneth Cole New York®, Kenneth Cole Reaction®, and BCBG Max Azria®, and, beginning late 2004, MICHAEL Michael Kors® and Chaps®.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Forward-looking statements made during the Company's presentation and in this release, including, without limitation, statements relating to the Company's future revenues and earnings, plans, strategies, objectives, expectations and intentions, are made as of the date of the conference and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy, and some of which might not be anticipated, including, without limitation, the following: (i) the Company's plans, strategies, objectives, expectations and intentions are subject to change at any time at the discretion of the Company; (ii) the levels of sales of the Company's apparel and footwear products, both to its wholesale customers and in its retail stores, and the levels of sales of the Company's licensees at wholesale and retail, and the extent of discounts and promotional pricing in which the Company and its licensees are required to engage, all of which can be affected by weather conditions, changes in the economy, fuel prices, reductions in travel, fashion trends and other factors; (iii) the Company's plans and results of operations will be affected by the Company's ability to manage its growth and inventory, including the Company's ability to realize revenue growth from developing and growing Calvin Klein; (iv) the Company's operations and results could be affected by quota restrictions (which, among other things, could limit the Company's ability to produce products in cost-effective countries that have the labor and technical expertise needed), the availability and cost of raw materials (particularly petroleum-based synthetic fabrics, which are currently in high demand), the Company's ability to adjust timely to changes in trade regulations and the migration and development of manufacturers (which can affect where the Company's products can best be produced), and civil conflict, war or terrorist acts, the threat of any of the foregoing or political and labor instability in the United States or any of the countries where the Company's products are or are planned to be produced; (v) disease epidemics and health related concerns that could result in closed factories, reduced workforces, scarcity of raw materials and scrutiny or embargoing of goods produced in infected areas; (vi) acquisitions and issues arising with acquisitions and proposed transactions, including without limitation, the ability to integrate an acquired entity into the Company with no substantial adverse affect on the acquired entity's, or the Company's existing, operations, employee relationships, vendor relationships, customer relationships or financial performance; (vii) the failure of the Company's licensees to successfully market licensed products or to preserve the value of the Company's brands or their misuse of the Company's brands and (viii) other risks and uncertainties indicated from time to time in the Company's filings with the Securities and Exchange Commission.

The Company's presentations include certain non-GAAP financial measures, as defined under SEC rules. A reconciliation of these measures is included in the financial information at the end of the Company's press release announcing its results for its fourth quarter and fiscal year ended February 1, 2004, and it's first quarter ended May 2, 2004 which are available on the Company's website at www.pvh.com and in its Current Reports of Form 8-K filed on March 8, 2004, March 10, 2004 and May 19, 2004 which are available on the Company's website and SEC's website at www.sec.gov .

The Company does not undertake any obligation to update publicly any forward-looking statement, including, without limitation, any estimate regarding revenues or earnings, whether as a result of the receipt of new information, future events or otherwise.